Exhibit 10.5

I.D. SYSTEMS, INC.

2009 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

          1. Purposes of the Plan. The purposes of this I.D. Systems 2009 Non-Employee Director Equity Compensation Plan are to attract qualified individuals for positions of responsibility as outside directors of the Company, and to provide incentives for qualified individuals to remain on the Board as outside directors.

          2. Definitions. As used herein, the following definitions shall apply:

          “Administrator” means the Board or a committee designated by the Board to administer this Plan and consisting solely of members of the Board.

          “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          “Board” means the Board of Directors of the Company.

          “Cause” means removal from the Board by means of a resolution that recites that the Participant is being removed solely for Cause.

          “Change in Control” means the occurrence of any of the following events with respect to the Company:

(A) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger own more than fifty percent (50%) of the outstanding common stock of the surviving corporation immediately after the merger; or

(B) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate; or

(C) any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company (“Voting Securities”) representing more than fifty (50%) percent of the combined voting power of the Company’s then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities); or

(D) the individuals (x) who, as of the Effective Date, constitute the Board (the “Original Directors”) and (y) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of the Original Directors then still in office (such Directors being called “Additional Original Directors”) and (z) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Common Stock” means the common stock, par value $.01 per share, of the Company.

          “Company” means I.D. Systems, Inc., a Delaware corporation.

          “Director” means a member of the Board.

          “Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

          “Effective Date” means the date on which this Plan is approved by stockholders of the Company.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, the fair market value of a share of Common Stock shall be the closing sales price of a share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) if neither clause (i) above nor clause (ii) above applies, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method.

          “Option” means a stock option granted pursuant to the Plan.

          “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          “Optionee” means the holder of an outstanding Option granted under the Plan.

          “Outside Director” means any Director who, on the date such person is to receive a grant of an Option or Restricted Shares hereunder is not an employee of the Company or any of the Company’s subsidiaries.

          “Participant” shall mean any Outside Director who holds an Option or a Restricted Stock Award granted or issued pursuant to the Plan.

          “Plan” means this I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan.

          “Restricted Stock Award” means a grant of Restricted Shares pursuant to Section 7 of the Plan.

          “Restricted Stock Agreement” means an agreement, approved by the Administrator, evidencing the terms and conditions of a Restricted Stock Award.

          “Restricted Shares” means Shares subject to a Restricted Stock Award.

          “Share” means a share of Common Stock, as adjusted in accordance with Section 12 of the Plan.

          3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be issued upon exercise of Options and/or as Restricted Shares under the Plan is Three Hundred Thousand (300,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan. Restricted Shares that have been transferred back to the Company shall also be available for future grants of Options or Restricted Shares under the Plan.

          4. Administration of the Plan.

          (a) Administration. The Plan shall be administered by the Administrator. The Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of Common Stock;

(ii) to approve forms of agreement for use under the Plan;

(iii) to determine the number of Options to be granted to any Outside Director and the exercise price and other terms and conditions of Options;

(iv) to determine the number of Restricted Shares to be granted to any Outside Director and the terms and conditions of Restricted Stock Awards;

(v) to construe and interpret the terms of the Plan;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan;

(vii) to allow Participants to satisfy withholding tax obligations by having the Company withhold from the shares of Common Stock to be issued upon exercise of an Option or upon vesting of Restricted Shares that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(viii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Restricted Stock Award granted by the Administrator; and

(ix) to make all other determinations deemed necessary or advisable for administering the Plan.

          (b) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and anyone else who may claim an interest in Options or Restricted Shares.

          5. Eligibility. The only persons who shall be eligible to receive Options and/or Restricted Stock Awards under the Plan shall be persons who, on the date such Options or Awards are granted, are Outside Directors.

          6. Term of the Plan. No Option or Restricted Stock Award may be granted under the Plan more than ten (10) years after the Effective Date.

          7. Grants of Restricted Stock Awards. Subject to Section 3 hereof, the Administrator may grant Restricted Shares to Participants in such numbers and at such times as the Administrator determines to be appropriate.

          8. Terms of Restricted Stock Awards. Except as provided herein, Restricted Shares shall be subject to restrictions (“Restrictions”) prohibiting such Restricted Shares from being sold, transferred, assigned, pledged or otherwise encumbered or disposed of. The Administrator shall determine the terms and conditions under which the Restrictions with respect to each award of Restricted Shares shall lapse; provided, however, that except as provided below, the Restrictions with respect to each award of Restricted Shares shall not lapse with respect to more than 20% of the Restricted Shares that are the subject of a particular award during any 12 month period commencing from the date of grant of such award. Notwithstanding the foregoing, the Restrictions with respect to a Participant’s Restricted Shares shall lapse immediately in the event that (i) the Participant is removed from service as a Director (other than for Cause) before his or her term has expired (and does not continue as, or become, an employee of the Company or a subsidiary of the Company), (ii) the Participant is nominated for a new term as an Outside Director but is not elected by stockholders of the Company, (iii) the Participant ceases to be a member of the Board due to death, disability or mandatory retirement (if any), or (iv) if the Participant ceases to continue as a member of the Board or of the board of directors of a successor company following a Change in Control.

          The Company shall issue, in the name of each Participant to whom Restricted Shares have been granted, stock certificates representing the total number of Restricted Shares granted to such Participant as soon as reasonably practicable after the grant. However, the Company shall hold such certificates, properly endorsed for transfer, for the Participant’s benefit until such time as the Restriction Period applicable to such Restricted Shares lapses. Upon the expiration or termination of the Restricted Period, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or his or her beneficiary or estate, as the case may be. In the event that a Participant ceases to be a member of the Board before the applicable Restriction Period has expired or under circumstances in which the Restriction Period does not otherwise lapse, the Restricted Shares granted to such Participant shall thereupon be forfeited and transferred back to the Company.

          During the Restriction Period, a Participant shall have the right to vote his or her Restricted Shares and shall have the right to receive any cash dividends with respect to such Restricted Shares. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the same restrictions as are applicable to the Restricted Shares to which such distributions relate.

          9. Grants of Options. Subject to Section 3 hereof, the Administrator may grant Options to Participants in such numbers and at such times as the Administrator determines to be appropriate. Options shall be in such form and shall contain such terms and conditions as required by the Plan and the Administrator. Each Option shall include (through incorporation of provisions hereof or by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

          (a) Term. Each Option shall cease to be exercisable ten (10) years after the date on which it is granted.

          (b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the Fair Market Value per Share on the date of grant.

          (c) Vesting. The Administrator shall determine the exercise terms of all Options; provided, however, that except to the extent provided by Section 13 hereof or as the Administrator may determine to be applicable in the event that a Participant ceases to be a member of the Board due to death, disability or mandatory retirement (if any), no Option granted hereunder shall be exercisable at a rate faster than would permit the Option to be exercised for more than 20% of the Shares of Common Stock that are subject to such Option during any 12 month period commencing from the date of grant.

          (d) Exercise Period. Unless otherwise determined by the Administrator:

                    (i) subject to subsection (iii) below, in the event that an Optionee ceases to be a Director for any reason other than death or Disability, his or her Options, to the extent exercisable as of the date his or her services as a Director cease, shall remain exercisable for a period of ninety (90) days, but in no event longer than the term of the Option set forth in Section 9(a) above;

                    (ii) in the event that an Optionee ceases to be a Director due to death or Disability, his or her Options, to the extent exercisable as of the date his or her services as a Director cease, shall remain exercisable for a period of twelve (12) months, but in no event longer than the term of the Option set forth in Section 9(a) above.

                    (iii) in the event that an Optionee is removed as a Director for Cause, his or her Options, to the extent not exercised as of the date of the Optionee’s removal, shall be forfeited and shall not thereafter be exercisable.

          10. Method of Exercise; Rights as a Shareholder.

          (a) Procedure for Exercise. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and Section 10(b) of the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. An Option may not be exercised for a fraction of a Share. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

                    (i) cash;

                    (ii) check;

(iii) promissory note;

(iv) other Shares;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vii) any combination of the foregoing methods of payment; or

(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

          11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

          12. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Restricted Stock Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Restricted Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Restricted Stock Award.

          13. Corporate Transactions.

                    (a) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Optionee shall have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which an applicable Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

                    (b) Merger or Asset Sale. In the event of a merger or consolidation of the Company with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of the Company for shares of another entity or other property in which, after any such transaction the prior stockholders of the Company own less than fifty percent (50%) of the voting shares of the continuing or surviving entity, or in the event of the sale of all or substantially all of the assets of the Company, (any such event, a “Corporate Transaction”), then, absent a provision to the contrary in any particular Option Agreement, the Optionee shall fully vest in and have the right to exercise each outstanding Option as to all of the Shares covered thereby, including Shares which would not otherwise be vested or exercisable. In the event that the Administrator determines that the successor corporation or a parent of the successor corporation refuses to assume or substitute an equivalent option, then the Administrator shall notify all Optionees that all outstanding Options shall be fully exercisable for a period of fifteen (15) days from the date of such notice and that any Options that are not exercised within such period shall terminate upon the expiration of such period. For the purposes of this paragraph, all outstanding Options shall be considered assumed if, following the consummation of the Corporate Transaction, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the consummation of the Corporate Transaction, the consideration (whether stock, cash, or other property) received in the Corporate Transaction by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor corporation or its parent corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its parent corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

          14. Grant Agreement. Each grant of an Option or Restricted Stock Award under the Plan will be evidenced by a document in such form as the Administrator may from time to time approve. Such document will contain such provisions as the Administrator may in its discretion deem advisable, including without limitation additional restrictions or conditions upon the exercise of an Option, provided that such provisions are not inconsistent with any of the provisions of the Plan.

          15. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options or Restricted Shares granted under the Plan prior to the date of such termination.

          16. Repricing of Options. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options may not be amended to reduce the exercise price of outstanding Options or to cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

          17. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to a Restricted Stock Award or the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option or the issuance of Restricted Shares, the Company may require the Participant to represent and warrant at the time of any such exercise or issuance that the Shares are being purchased or acquired, as the case may be, only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Administrator may also require the Participant to execute and deliver documents containing such representations (including the investment representations described in this Section 16(b)), warranties and agreements as the Administrator or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1933, as amended, any applicable State securities laws, and any other applicable law, regulation or rule.

          (c) Additional Conditions. The Administrator shall have the authority to condition the grant of any Option, the issuance of Shares pursuant to the exercise of an Option, or the grant of any Restricted Shares, in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan.

          18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          20. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

          21. Withholding; Notice of Sale. Each Participant shall, no later than the date as of which the value of an Option or Restricted Stock Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on any such tax obligations being satisfied by the Participant. Subject to approval by the Administrator, a Participant may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Option or Restricted Stock Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

          22. Governing Law. This Plan shall be governed by the laws of the State of Delaware.